Exhibit 15(a)

Acknowledgment Letter of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-134937 Post-Effective Amendment No. 3) of KeyCorp, of our reports dated May 4, 2007, August 7, 2007 and November 7, 2007 relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 15, 2008